1 5727859v1 WAIVER OF REGISTRATION RIGHTS THIS WAIVER OF REGISTRATION RIGHTS (this “Waiver”) is executed as of September 13, 2016, by and among PetroQuest Energy, Inc., a Delaware corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”) and Seaport Global Securities LLC (as representative, the “Representative”) of the Holders. Capitalized terms used but not defined herein shall have the meanings given such terms in the Registration Rights Agreement (defined herein). WHEREAS, the Company, the Guarantors and the Representative are party to that certain Registration Rights Agreement dated as of February 17, 2016 (the “Registration Rights Agreement”); WHEREAS, Section 6(b) of the Registration Rights Agreement provides that the provisions of the Registration Rights Agreement may not be waived unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such waiver, and that any such wavier pursuant to Section 6(b) of the Registration Rights Agreement shall be by a writing executed by each of the parties to the Registration Rights Agreement; WHEREAS, the Company and the Guarantors desire to enter into, and have requested the Representative to join with them in entering into, this Waiver for the purpose of waiving any and all registration rights with respect to the Registrable Securities under the Registration Rights Agreement; WHEREAS, the Company has made an offer (the “Exchange Offer”) to the Eligible Holders (as defined in the Offering Memorandum, defined herein) of outstanding 10% Senior Notes due 2017 (the “2017 Notes”) and to Eligible Holders of outstanding 10% Second Lien Senior Secured Notes due 2021 (the “2021 Notes” and together with the 2017 Notes, the “Old Notes”) to exchange, upon the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement, dated August 25, 2016 (as amended, modified or supplemented, the “Offer to Exchange”), up to (i) $280.295 million aggregate principal amount of new 10% Second Lien Senior Secured PIK Notes due 2021 (the “New Notes”), and (ii) 3,517,000 shares of the Company’s common stock, par value $.001 per share (the “Shares”), each in amounts as specified in the Offer to Exchange; WHEREAS, in conjunction with the Exchange Offer, the Company has also solicited consents from the Holders of Registrable Securities to obtain a waiver of any and all registration rights with respect to the Registrable Securities under the Registration Rights Agreement, which waiver is contained in this Waiver; and WHEREAS, the Company has received the consent of the Holders of more than a majority in principal amount of the outstanding Registrable Securities to the waiver contained in this Waiver.

2 5727859v1 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows: 1. Waiver of Any and All Registration Rights under the Registration Rights Agreement. The Representative, on behalf of the Holders of Registrable Securities and pursuant to Section 6(b) of the Registration Rights Agreement, hereby waives any and all registration rights of the Holders of Registrable Securities under the Registration Rights Agreement, including but not limited to any and all rights under Sections 2, 3 and 4 thereof. For avoidance of doubt, this waiver relates to any and all future right to request the Company to offer to the Holders to exchange all of the Registrable Securities for Exchange Securities, to require the Company to file a Shelf Registration Statement providing for the sale of the Registrable Securities, or to any increase in the interest rate on the Registrable Securities as a result of any Registration Default. 2. Effectiveness. The waiver effected by this Waiver shall take effect on the date hereof, provided that each of the parties hereto shall have executed and delivered this Waiver; provided, however, that this Waiver shall be operative only upon, and simultaneously with, and shall have no force and effect prior to, the Company’s notification to the Representative of its acceptance for exchange of at least a majority in aggregate principal amount of the Registrable Securities then outstanding in accordance with the terms of the Exchange Offer. 3. Counterparts. This Waiver may be executed in any number of counterparts by means of an original, facsimile or portable document format (PDF) signature, each of which shall be deemed an original instrument and all which together shall constitute one and the same instrument. 4. Governing Law. This Waiver shall be governed by the laws of the State of New York. [Signature Pages Follow]

[SIGNATURE PAGE TO WAIVER OF REGISTRATION RIGHTS – 2021 NOTES REGISTRATION RIGHTS AGREEMENT] In Witness Whereof, the undersigned execute this Waiver as of the date first written above. REPRESENTATIVE: SEAPORT GLOBAL SECURITIES LLC By: ___/s/ Gary Meringer__________________________ Name: Gary Meringer Title: General Counsel

[SIGNATURE PAGE TO WAIVER OF REGISTRATION RIGHTS – 2021 NOTES REGISTRATION RIGHTS AGREEMENT] COMPANY: PETROQUEST ENERGY, INC. By: ___/s/ J. Bond Clement_________________________ Name: J. Bond Clement Title: Executive Vice President and Chief Financial Officer GUARANTORS: PETROQUEST ENERGY, L.L.C. By: ___/s/ J. Bond Clement_________________________ Name: J. Bond Clement Title: Executive Vice President and Chief Financial Officer TDC ENERGY LLC By: ___/s/ J. Bond Clement_________________________ Name: J. Bond Clement Title: Executive Vice President and Chief Financial Officer